Product supplement DD To prospectus dated October 10, 2006 and prospectus supplement dated November 13, 2006	Registration Statement No. 333-137902 dated October 10, 2006 Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Performance Securities Linked to an Index Basket

General

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Deutsche Bank AG may offer and sell securities linked to an index basket from time to time. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate underlying supplement will describe the potential basket indices and a separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying underlying supplement, prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•	The securities are senior unsecured obligations of Deutsche Bank AG.
•	Payment on the securities is linked to an underlying index basket as described below.

•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

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The securities will be issued in denominations of $10.00 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. Minimum investment amounts will be specified in the relevant pricing supplement.

•	Investing in the securities is not equivalent to investing in the index basket, its components or the component stocks underlying the basket indices.

•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “ Risk Factors” in this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related underlying supplement or pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

July 12, 2007

In making your investment decision, you should rely only on the information contained or incorporated by reference in the underlying supplement and pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant underlying supplement and pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant underlying supplement and pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying underlying supplement, prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying underlying supplement, prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate underlying supplement will describe the potential basket indices and a separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant underlying supplement and pricing supplement. The term “security” refers to each $10.00 security face amount of our Performance Securities Linked to an Index Basket.

What are the securities?

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to an underlying Basket. The securities are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant underlying supplement and pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

We will not make coupon payments on the securities, and the securities do not guarantee the return of your initial investment at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Basket calculated in accordance with the formula set forth below and whether the securities have a Strike Level.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities will be issued in denominations of $10.00 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. The face amount and issue price of each security is $10.00, unless otherwise specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of DTC or its nominee, as described under “Description of Notes—Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The Maturity Date for the securities will be set forth in the relevant pricing supplement and is subject to adjustment if such day is not a business day or if the Final Valuation Date is postponed as described below. We will also specify the Participation Rate in the relevant pricing supplement.

The amount you will receive at maturity is based on the value of the Basket Ending Level relative to the Basket Starting Level (or the Strike Level, if applicable).

•	If the Basket Ending Level is greater than the Basket Starting Level (or the Strike Level, if applicable), you will receive a cash payment per $10.00 security face amount that provides you with a return on your investment equal to the Basket Return multiplied by the Participation Rate. Your final payment per $10.00 security face amount will be calculated as follows:

$10.00 + ($10.00 x Basket Return x Participation Rate)

•	If the Basket Ending Level is equal to the Basket Starting Level (or the Strike Level, if applicable), you will receive a cash payment of $10.00 per $10.00 security face amount.

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Your investment will be exposed to any decline in the Basket. If the Basket Ending Level is less than the Basket Starting Level, for every 1% decline of the Basket, you will lose an amount equal to 1% of the face amount of your securities, and your final payment per $10.00 security face amount will be calculated as follows:

$10.00 + ($10.00 x Basket Return)

You will lose some or all of your investment at maturity if the Basket Ending Level declines from the Basket Starting Level (or the Strike Level, if applicable).

The relevant pricing supplement may specify a Basket level other than the Basket closing level on the trade date (the “Basket Starting Level”) to be used for calculating the Basket Return and the amount payable at maturity, if any (such alternate Basket level, the “Strike Level”). For example, the relevant pricing supplement may specify that a Strike Level, equal to 95% of the Basket Starting Level, shall be used to calculate the Basket Return.

The Basket Ending Level (as defined below) will be calculated on a single date which we refer to as the Final Valuation Date, or on several dates, each of which we refer to as an Averaging Date, as specified in the relevant pricing supplement. We refer to such dates generally as Basket Valuation Dates in this product supplement. Any Basket Valuation Date is subject to postponement in the event of certain market disruption events and as described in this product supplement.

Unless otherwise specified in the relevant pricing supplement, the “Basket Return,” as calculated by the calculation agent, is the percentage change in the closing level of the Basket calculated by comparing the Basket closing level on the Final Valuation Date, or the arithmetic average of the Basket closing levels on each of the Averaging Dates, or such other date or dates as specified in the relevant pricing supplement (the “Basket Ending Level”), to the Basket Starting Level or to the Strike Level. The relevant pricing supplement will specify the Basket Starting Level and the manner in which the Basket Ending Level is determined. Unless otherwise specified in the relevant pricing supplement, the Basket Return is calculated as follows:

Basket Return =	Basket Ending Level – Basket Starting Level (or Strike Level, if applicable)

Basket Starting Level (or Strike Level, if applicable)

The “Participation Rate” will be an amount set forth in the relevant pricing supplement.

The “Basket closing level” on any trading day will be based on the return of each of the indices included in the Basket (the “Basket Indices”), weighted according to its respective weight in the Basket, as set forth in the relevant pricing supplement.

A “trading day” is, unless otherwise specified in the relevant pricing supplement, a day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchanges for the Basket.

“Relevant exchange” means, unless otherwise specified in the relevant pricing supplement, the primary organized exchange or market of trading for any of the Basket Indices, any component stock underlying any of the Basket Indices or any futures or options contract related to the Basket Indices, as applicable.

The Basket Valuation Date(s), which will be either a single date, which we refer to as the Final Valuation Date, or several dates, each of which we refer to as an Averaging Date, will be specified in the relevant pricing supplement and any such date is subject to adjustment as described below. If a Basket Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Basket Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or is continuing; provided, that the Basket closing level for a Basket Valuation Date will not be determined on a date later than the tenth scheduled trading day after the Final Valuation Date, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Basket closing level for the Basket Valuation Date on such date in accordance with the formula for and method of calculating the Basket closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled trading day of each component stock most recently underlying the relevant Basket Index.

The Maturity Date will be set forth in the relevant pricing supplement. If the scheduled Maturity Date (as specified in the relevant pricing supplement) is not a business day, then the Maturity Date will be the next succeeding business day following such scheduled Maturity Date. If, due to a market disruption event or otherwise, the Final Valuation Date is postponed so that it falls on a day that is less than three business days prior to the scheduled Maturity Date, the Maturity Date will be the third business day following such Final Valuation Date, as postponed, unless otherwise specified in the relevant pricing supplement.

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

A “business day” is, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Specific Terms Will Be Described in the Relevant Pricing Supplement

The specific terms of the securities will be described in the relevant pricing supplement. The terms described in that document supplement those described in this product supplement and in the accompanying prospectus supplement and prospectus. If the terms described in the relevant pricing supplement are inconsistent with those described in this product supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement will control.

Any relevant pricing supplement, including any free writing prospectus, should be read in connection with this product supplement, the accompanying prospectus supplement, prospectus and the relevant underlying supplement.

What are some of the risks of the securities?

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket, the Basket Indices or any of the component stocks underlying the Basket Indices. These risks are explained in more detail in the “Risk Factors” section below.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS – The securities do not guarantee any return of your investment. The return on the securities at maturity is linked to the performance of the Basket and will depend on whether, and the extent to which, the Basket Return is positive or negative. Your investment will be exposed to any decline in the Basket Ending Level as compared to the Basket Starting Level. Accordingly, you could lose some or all of your initial investment in the securities.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY – While the payment at maturity described in the relevant pricing supplement is based on the full face amount of the securities, the original issue price of the securities includes the agents’ commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates. As a result, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original issue price, and any such sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

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NO COUPON PAYMENTS, DIVIDEND PAYMENTS OR VOTING RIGHTS – As a holder of the securities, you will not receive coupon payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the component stocks underlying the Basket Indices would have.

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THE BASKET RETURN FOR THE SECURITIES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES RELATED TO THE U.S. DOLLAR THAT MIGHT AFFECT THE BASKET INDICES – The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and foreign currencies, if any, in which any of the component stocks underlying the Basket Indices are traded. Therefore, if the relevant currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return at maturity.

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THE SECURITIES MAY BE SUBJECT TO CURRENCY EXCHANGE RISK – If any of the component stocks underlying one or more of the Basket Indices are traded in foreign currencies, the prices of such component stocks may be converted into U.S. dollars for the purpose of calculating the value of such index or indices. In such case, your investment will be exposed to currency exchange rate risk with respect to each of the countries represented in any such index or indices.

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LACK OF LIQUIDITY – The securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates intend to offer to purchase the securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the securities.

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POTENTIAL CONFLICTS – We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

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MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES – In addition to the level of the Basket on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Indices;

•	the time to maturity of the securities;

•	the market price and dividend rate on the component stocks underlying the Basket Indices;

•	interest and yield rates in the market generally and in the markets of the component stocks underlying the Basket Indices;

•	a variety of economic, financial, political, regulatory or judicial events;

•	the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies of the nations in which the companies included in foreign indices are domiciled;

•	supply and demand for the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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WE AND OUR AFFILIATES AND AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE BASKET INDICES TO WHICH THE SECURITIES ARE LINKED OR THE MARKET VALUE OF THE SECURITIES – Deutsche Bank AG, its affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Basket Indices to which the securities are linked.

The securities may be a suitable investment for you if:

•	You seek an investment with a return linked to the performance of the Basket;

•	You are willing and able to hold the securities to maturity;

•	You do not seek current income from your investment; and

•	You are willing to invest in the securities based on the Participation Rate set forth in the relevant pricing supplement.

The securities may not be a suitable investment for you if:

•	You do not seek an investment with exposure to the economies of the United States or certain foreign countries;

•	You are unwilling or unable to hold the securities to maturity;

•	You seek an investment that is protected against the loss of your initial investment;

•	You seek current income from your investments; or

•	You seek an investment for which there will be an active secondary market.

What are the tax consequences of the securities?

You should review carefully the section in this product supplement entitled “Certain U.S. Federal Income Tax Consequences.” Subject to the limitations described therein, although the tax consequences of an investment in the securities are uncertain, except as otherwise provided in the relevant pricing supplement we believe that it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes. Assuming this treatment is respected, your gain or loss on the securities should be long-term capital gain or loss if you hold the securities for more than one year. If, however, the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and/or character of income on the securities might differ materially. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the tax treatment described in this product supplement and the accompanying pricing supplement.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you may refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. You are urged to consult your own tax adviser regarding all aspects of the U.S. federal tax consequences of investing in the securities, as well as any tax consequences arising under laws of any state, local or non-U.S. taxing jurisdiction.

What are the steps to calculate payment at maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the securities.

Step 1: Calculate the Basket Return

Unless otherwise specified in the relevant pricing supplement, the Basket Return is calculated as follows:

Basket Return =	Basket Ending Level – Basket Starting Level (or Strike Level, if applicable)

Basket Starting Level (or Strike Level, if applicable)

Step 2: Calculate the cash payment at maturity

The cash payment at maturity will be calculated as follows:

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If the Basket Return is positive, the payment at maturity will be equal to the Basket Return multiplied by the Participation Rate. Your final payment per $10.00 security face amount will be calculated as follows:

$10.00  +  ($10.00  x  Basket Return  x  Participation Rate)

•	If the Basket Return is zero, the payment at maturity will be equal to $10.00 per $10.00 security face amount.

•	If the Basket Return is negative, the payment at maturity will be calculated as follows:

$10.00  +  ($10.00  x  Basket  Return)

You will lose some or all of your investment at maturity if the Basket Ending Level declines from the Basket Starting Level (or the Strike Level, if applicable).

Hypothetical Payment Amounts on Your Securities

The relevant pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your securities at maturity and the cash payment that could be delivered for each of your securities on the Maturity Date, based on a range of hypothetical Basket Returns and on various key assumptions shown in the relevant pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical closing levels of the Basket on the Final Valuation Date could have on your payment at maturity, as calculated in the manner described in the relevant pricing supplement. Such hypothetical table, chart or calculation will be based on closing levels for the Basket that may not be achieved on the relevant Final Valuation Date and on assumptions regarding terms of the securities that will not be set until the trade date.

As calculated in the relevant pricing supplement, the hypothetical payment amounts on your securities on the Maturity Date may bear little or no relationship to the actual market value of your securities on that date or at any other time, including any time you might wish to sell your securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your securities might be, it may bear little relation to—and may be much less than—the financial return that you might achieve were you to invest directly in the Basket Indices or the component stocks underlying the Basket Indices.

We describe various risk factors that may affect the market value of the securities under “Risk Factors” in this product supplement.

We cannot predict the closing level of the Basket and, therefore, the Basket Ending Level for your securities. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment that will be delivered in respect of your securities on the Maturity Date, nor should it be viewed as an indication of the financial return on your securities or of how that return might compare to the financial return if you were to invest directly in the Basket Indices or the component stocks underlying the Basket Indices.

RISK FACTORS

Your investment in the securities will involve certain risks. We will not make coupon payments on the securities and the securities do not guarantee the return of your initial investment at, or prior to, maturity. Investing in the securities is not equivalent to investing directly in the Basket Indices or any of the component stocks underlying the Basket Indices. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, together with the risk information contained in the accompanying prospectus supplement and prospectus and the relevant underlying supplement and pricing supplement before you decide that an investment in the securities is suitable for you.

We will not make coupon payments on the securities and the securities do not guarantee the return of your initial investment at maturity.

We will not make coupon payments on the securities and the securities may not return any of your initial investment. The amount payable at maturity will be determined pursuant to the terms described in this product supplement and the relevant pricing supplement. You will lose some or all of your investment at maturity if the Basket Ending Level declines from the Basket Starting Level (or the Strike Level, if applicable). The relevant pricing supplement will specify whether the securities have a Strike Level.

Your return on the securities, if any, generally will not reflect dividends on the component stocks underlying the relevant Basket Indices.

Your return on the securities, if any, will not reflect the return you would realize if you actually owned the component stocks underlying the relevant Basket Indices and received the dividends paid on those stocks. This is because the calculation agent will calculate the amount payable to you at maturity of the securities by reference to the Basket Ending Level. The Basket Ending Level reflects the prices of the component stocks as calculated in the relevant Basket Indices without taking into consideration the value of dividends paid on those stocks.

There are certain indices, generally referred to as total return indices, that include dividend distributions in the return of the index. If the index is described as a total return index with 100% dividend reinvestment, the distributions paid on the securities or other assets included in the index are deemed to be reinvested in the index, so that the index level would include such distributions.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent do not act as market makers, it is likely that there would be little or no secondary market for the securities.

The Basket Ending Level may be less than the Basket closing level on the Maturity Date of the securities or at other times during the term of the securities.

Because the Basket Ending Level may be calculated based on the Basket closing level on one or more Basket Valuation Dates near the end of the term of the securities, the Basket closing level on the Maturity Date or at other times during the term of the securities, including dates near the Basket Valuation Date(s), could be higher than the Basket Ending Level. This difference could be particularly large if there is a significant increase in the level of the Basket after the Final Valuation Date, if there is a significant decrease in the level of the Basket around the time of the Basket Valuation Date(s) or if there is significant volatility in the Basket closing level during the term of the securities (especially on dates near the Basket Valuation Date(s)). For example, when the Basket Valuation Date for the securities is near the end of the term of the securities, if the Basket closing levels increase or remain relatively constant during the initial term of the securities and then decrease below the Basket Starting Level (or the Strike Level, if applicable), the Basket Ending Level may be significantly less than if it were calculated on a date earlier than the Basket Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested directly in the Basket Indices, the component stocks underlying the Basket Indices or contracts relating to the Basket Indices for which there is an active secondary market. Even if the level of the Basket increases during the term of the securities, the market value of the securities may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the securities declines, because the market value of the securities will not be influenced solely by the changes in the levels of the Basket Indices.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the face amount of the securities, even in cases where the Basket has appreciated since the trade date. The potential returns described in the relevant pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

The Basket Indices may not be equally weighted.

Your securities will be linked to a Basket composed of more than one index, each of which may have a different weight in determining the value of the Basket, depending on the index weightings specified in the relevant pricing supplement. For example, for a Basket composed of four indices, the relevant pricing supplement may specify that the weighting of the four indices will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the Basket Indices is that the same percentage change in two of the Basket Indices may have a different effect on the Basket closing level.

Changes in the value of the Basket Indices may offset each other.

Price movements in the Basket Indices may not correlate with each other. At a time when the value of some of the Basket Indices increases, the value of other Basket Indices may not increase as much or may decline. Therefore, in calculating the Basket Ending Level, increases in the value of some of the Basket Indices may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Indices. For example, for an equally weighted Basket composed of two indices, a 10% appreciation in one index on any Basket Valuation Date would be completely offset by a 10% decline in the other index on such Basket Valuation Date. Similarly, for a Basket composed of four unequally weighted indices, 8% depreciation in an Index that comprises 1/2 of the Basket outweighs a 5% appreciation in each of the remaining Basket Indices comprising 1/6 of the Basket each.

The Basket Return for the securities will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect any of the Basket Indices whose component stocks are traded in currencies other than the U.S. dollar.

Although the component stocks underlying one or more of the Basket Indices may be traded in, or their closing prices may be converted into, currencies other than U.S. dollars, the securities, which are linked to the Basket Indices, are denominated in U.S. dollars, and the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the component stocks underlying any such Basket Indices are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the securities. The amount we pay in respect of the securities on the Maturity Date will be determined solely in accordance with the procedures described in this product supplement.

The securities may be subject to currency exchange risk.

Because the prices of the component stocks underlying one or more of the Basket Indices may be converted by sponsors of the Basket Indices (the “Sponsors”) into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the value of such index or indices, holders of the securities may be exposed to currency exchange rate risk with respect to each of the countries represented in any such index or indices. An investor’s net exposure will depend on the extent to which the currencies of the component stocks underlying any such index or indices strengthen or weaken against the U.S. dollar or such other currency. If, taking into account such weighting, the U.S. dollar or such other currency strengthens against the respective component currencies, the value of the applicable Basket index may be adversely affected, and the payment at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries, the United States and other countries important to international trade and finance.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the levels of the Basket Indices on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the levels of the Basket Indices. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility in the Basket Indices;

•	the time to maturity of the securities;

•	the market price and dividend rate on the component stocks underlying the Basket Indices;

•	interest and yield rates in the market generally and in the markets of the component stocks underlying the Basket Indices;

•

economic, financial, political, regulatory or judicial events that affect the component stocks underlying the Basket Indices or stock markets generally and which may affect the Basket closing level on any Basket Valuation Date;

•	the exchange rate and the volatility of the exchange rate of the U.S. dollar and any other currencies relevant to the Basket Indices;

•	supply and demand for the securities; and

•	our creditworthiness, including actual and anticipated downgrades in our credit ratings.

No one can predict the future performance of the Basket based on its historical performance.

The value of the Basket may decrease such that you may not receive any return of your investment. If the Basket Ending Level declines compared to the Basket Starting Level (or the Strike Level, if applicable), you will lose some or all of your investment at maturity.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

While the payment at maturity will be based on the full face amount of your securities as described in the relevant pricing supplement, the original issue price of the securities includes each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

The Sponsors may adjust the relevant Basket Indices in ways that affect their levels, and the Sponsors have no obligation to consider your interests.

The Sponsors are responsible for calculating and maintaining the relevant Basket Indices. The Sponsors can add, delete or substitute the component stocks underlying the relevant Basket Indices or make other methodological changes that could change the level of the relevant Basket Indices. You should realize that the changing of companies included in the Basket Indices may affect such indices as a newly added company may perform significantly better or worse than the company it replaces. Additionally, the Sponsors may alter, discontinue or suspend calculation or dissemination of the Basket Indices. Any of these actions could adversely affect the value of the securities. The Sponsors have no obligation to consider your interests in calculating or revising the Basket Indices.

We do not control the Basket Indices or the component stocks underlying the Basket Indices.

Except as we may otherwise describe in the relevant pricing supplement, we may not be affiliated with any of the companies whose stocks are included in the Basket Indices. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the component stocks underlying the Basket Indices or your securities. None of the money you pay us will go to the Sponsors or any of the companies included in the Basket Indices, and none of those companies will be involved in the offering of the securities in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

You will not have voting rights or rights to receive dividends.

As a holder of the securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the component stocks underlying the Basket Indices would have.

We or our affiliates may have economic interests adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours trade the component stocks underlying the Basket Indices and other financial instruments related to the Basket Indices and their component stocks on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Basket Indices. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the levels of the Basket Indices and, accordingly, could affect the value of the securities and the amount payable to you at maturity.

We or our affiliates may currently or from time to time engage in business with companies whose stocks are included in a Basket Index, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the companies whose stocks are included in a Basket Index. Any prospective purchaser of securities should undertake such independent investigation of each company whose stock is included in the Basket Indices as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the levels of the

Basket Indices or the component stocks underlying the Basket Indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect the market price of the component stocks underlying one or more of the Basket Indices and the levels of one or more of the Basket Indices and, therefore, the market value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Basket Starting Level, the Basket Ending Level, the Index closing levels, the Basket Return and the amount, if any, that we will pay you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether a Basket Index has been discontinued and whether there has been a material change in the method of calculation of a Basket Index. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Basket Return on any Basket Valuation Date and calculating the amount that we are required to pay you, if any, at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Basket Valuation Dates and the Maturity Date will be postponed and your return will be adversely affected.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

The U.S. tax consequences of an investment in a security are unclear.

There is no direct legal authority regarding the proper U.S. tax treatment of a security, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of a security are uncertain and no assurance can be given that the IRS or a court will agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for a security, the timing and character of income on a security might differ materially from the description herein. You should consult your own tax adviser regarding the U.S. federal income tax consequences of an investment in a security (including alternative treatments) as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Please read carefully the section of this product supplement called “Certain U.S. Federal Income Tax Consequences.”

VALUATION OF THE SECURITIES

At maturity. Your cash payment at maturity is based on the Basket Return as described under “General Terms of the Securities—Payment at Maturity.”

Prior to maturity. You should understand that the market value of your securities will be affected by several factors, many of which are beyond our control and interrelate in complex ways. Generally, we expect that the levels of the Basket Indices on any day will affect the market value of your securities more than any other single factor. Other factors that may influence the market value of your securities include supply and demand for your securities, exchange rates, the volatility of the Basket Indices, the composition of the Basket Indices and any changes to the component stocks underlying the Basket Indices, dividend payments on the component stocks underlying the Basket Indices, the level of interest rates and other economic conditions, as well as our perceived creditworthiness. See “Risk Factors” in this product supplement for a broader description of factors that could affect the market value of your securities.

GENERAL TERMS OF THE SECURITIES

The following is a summary of general terms of the securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in the relevant underlying supplement and pricing supplement and in the accompanying prospectus supplement and prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the securities:

Coupon Payments

We will not make any coupon payments on the securities during the term of the securities.

Denomination

Each security will have an initial investment amount of $10.00, unless otherwise specified in the relevant pricing supplement.

Payment at Maturity

The amount you will receive at maturity is based on the value of the Basket Ending Level relative to the Basket Starting Level (or the Strike Level, if applicable).

Steps to Calculate Payment at Maturity

Step 1: Calculate the Basket Return

Unless otherwise specified in the relevant pricing supplement, the Basket Return is calculated as follows:

Basket Return =	Basket Ending Level – Basket Starting Level (or Strike Level, if applicable)
Basket Starting Level (or Strike Level, if applicable)

Step 2: Calculate the cash payment at maturity

The cash payment at maturity will be calculated as follows:

•

If the Basket Return is positive, the payment at maturity will be equal to the Basket Return multiplied by the Participation Rate. Your final payment per $10.00 security face amount will be calculated as follows:

$10.00 + ($10.00 x Basket Return x Participation Rate)

•	If the Basket Return is zero, the payment at maturity will be equal to $10.00 per $10.00 security face amount.

•	If the Basket Return is negative, the payment at maturity will be calculated as follows:

$10.00 + ($10.00 x Basket Return)

You will lose some or all of your investment at maturity if the Basket Ending Level declines from the Basket Starting Level (or the Strike Level, if applicable).

Market Disruption Events

The calculation agent will determine the Basket Ending Level on one or more Basket Valuation Dates. As described above under “Description of Securities—What are the securities?,” the Basket Valuation Date(s) may be postponed, and thus the determination of the Basket Ending Level may be postponed, if the calculation agent determines that a market disruption event has occurred or is continuing on the Basket Valuation Date(s). If such a postponement occurs, the calculation agent will calculate the Basket Ending Level on the first trading day on which no market disruption event has occurred or is continuing; provided, that the Basket closing level for a Basket Valuation Date will not be determined on a date later than the tenth scheduled trading day after the Final Valuation Date, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Basket closing level for the Basket Valuation Date on such date in accordance with the formula for and method of calculating the Basket closing level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled trading day of each component stock most recently underlying the relevant Basket Index.

Any of the following will be a “market disruption event,” in each case as determined by the calculation agent in its sole discretion:

•

a termination, suspension, absence or material limitation of trading in a material number of Basket Index constituent stocks for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

•

a termination, suspension, absence or material limitation of trading in option or futures contracts relating to any of the Basket Indices or to a material number of Basket Index constituent stocks in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in such market;

•	termination, suspension, absence or material limitation of trading in any futures contract included in any of the Basket Indices;

•	a change in the settlement price of any futures contract included in any of the Basket Indices by an amount equal to the maximum permitted price change from the previous day’s settlement price;

•	the settlement price is not published for any individual futures contract included in any of the Basket Indices;

•	any of the Basket Indices is not published; or

•

in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to your securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds.”

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; or

•

a decision to permanently discontinue trading in the option or futures contracts relating to any of the Basket Indices, in any Basket Index constituent stocks or Basket commodities, or in any futures contract on any of the Basket Indices.

For this purpose, an “absence of trading” in the primary securities market or markets on which option or futures contracts related to any of the Basket Indices or any Basket Index constituent stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Basket Return, the Basket Starting Level, the Basket Ending Level and the payment at maturity on the securities. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of the index and whether there has been a material change in the method of calculating the index. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the Maturity Date.

All calculations with respect to the Basket Starting Level, the Basket Ending Level or the Basket Return will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per $10.00 security at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per $10.00 security face amount upon any acceleration of the securities shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $10.00 security face amount as described under the caption “General Terms of the Securities—Payment at Maturity,” calculated as if the date of acceleration were the Final Valuation Date. If the securities have more than one Basket Valuation Date, then the business days immediately preceding the date of acceleration (in such number equal to the number of Basket Valuation Dates in excess of one) shall be the corresponding Basket Valuation Dates.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities—Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate initial investment amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes—Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in the City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of the securities to holders who purchase the securities at the “issue price” and will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly on a retroactive basis. This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, commodities or foreign currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold a security as a part of a hedging transaction, straddle, conversion or integrated transaction, or United States holders (as defined below) who have a “functional currency” other than the U.S. dollar.

In addition, we will not attempt to ascertain whether any Basket Index constituent would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If one or more Basket Index constituents were so treated, certain adverse U.S. federal income tax consequences might apply, to a United States holder in the case of a PFIC and to a non-United States holder in the case of a USRPHC, upon the sale, exchange or retirement of the securities. You should refer to information filed with the SEC or the equivalent government authority by such Basket Index constituents and consult your tax adviser regarding the possible consequences to you if a Basket Index constituent is or becomes a PFIC or a USRPHC.

Tax Treatment of the Securities

Except as otherwise provided in the relevant pricing supplement, we believe it is reasonable to treat the securities as cash-settled prepaid financial contracts for U.S. federal income tax purposes. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the treatment described herein. Accordingly, you are urged to consult your own tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the above treatment is respected.

Tax Consequences to United States Holders

The following discussion applies to “United States holders” of the securities. You are a “United States holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Except as otherwise provided in the applicable pricing supplement and assuming that the treatment of the securities described above is respected, the following are anticipated U.S. federal income tax consequences of the ownership and disposition of the securities.

Tax Treatment Prior to Maturity. You should not be required to recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale or exchange of the securities prior to maturity or upon the receipt of the cash payment in retirement of the securities at maturity, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities so sold, exchanged or retired. Your tax basis in the securities generally will equal the amount you paid to acquire the securities. Such gain or loss should be capital gain or loss and should be long-term capital gain or loss if you have held your securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. Alternative U.S. federal income tax treatments of the securities are possible, which, if applied, could materially affect the timing and/or character of the income or loss with respect to a security. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term from issue to maturity (including the last possible date that the securities could be outstanding) exceeding one year would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined at the time of issuance of the securities, even though no corresponding cash would be received on the securities. In addition, any gain on the sale, exchange or retirement of the securities would generally be treated as ordinary income. Other treatments also are possible. Accordingly, you should consult your own tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Tax Consequences to Non-United States Holders

The following discussion applies to you only if you are a non-United States holder of the securities. You are a “non-United States holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust. You are not a non-United States holder for the purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of sale, exchange or retirement. Such a holder should consult his or her own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or retirement of the securities.

Sale, Exchange or Retirement of the Securities. Subject to the discussion below regarding backup withholding, gain from the sale or exchange of the securities prior to maturity or upon the receipt of cash payment in retirement of the securities at maturity should not be subject to U.S. federal withholding or income tax unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Tax Consequences Under Possible Alternative Treatments. If the securities were treated as indebtedness, any payments or accruals made or deemed to be made nonetheless would not be subject to U.S. federal income or withholding tax, provided generally that (i) you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfy applicable documentation requirements; and (ii) any gain realized on a sale, exchange or retirement of the securities is not effectively connected with your conduct of a trade or business in the United States.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and if payments on the securities are effectively connected with the conduct of that trade or business, you generally will be taxed in the same manner as a United States holder. If the preceding sentence applies to you, then in order to claim an exemption from withholding tax, you will be required to provide a properly executed IRS Form W-8ECI in lieu of IRS Form W-8BEN. If this paragraph applies to you, you are urged to consult your own tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

The cash proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an exempt recipient (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number) or meet certain other conditions. If you are a non-United States holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you generally will not be subject to backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Indices, the component stocks underlying the Basket Indices, or instruments whose value is derived from the Basket Indices or their underlying stocks. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Basket Indices as well as the Basket Starting Level, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Indices, the component stocks underlying the Basket Indices, or instruments whose value is derived from the Basket Indices or their underlying stocks. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Indices or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE UNDERLYING INDICES

The underlying Basket Indices to which payment on the securities will be linked, along with the method of calculating payments on the securities in the event that one or more of the underlying Basket Indices is discontinued, will be described in the relevant underlying supplement.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreements to be entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA as agents and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the face amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate face amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying underlying supplement, prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.